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                                                                     EXHIBIT 1.1


                                5,750,000 SHARES

                            ACME COMMUNICATIONS, INC.

                                  COMMON STOCK

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                             UNDERWRITING AGREEMENT

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                                                                          , 1999

Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
Morgan Stanley & Co. Incorporated
CIBC World Markets Corp.
    As representatives of the
    several Underwriters named in
    Schedule I hereto,
c/o Deutsche Bank Securities Inc.
One South Street
Baltimore, MD  21202

Ladies and Gentlemen:

        ACME Communications, Inc., a Delaware corporation (together with its predecessors, the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 5,000,000 shares (the "Firm Shares") of common stock, par value $0.01 per share, of the Company ("Stock"), and the selling stockholders named in Schedule II hereto (the "Selling Stockholders"), severally, propose, subject to the terms and conditions stated herein, to sell to the Underwriters, at the election of the Underwriters, up to an aggregate of 750,000 additional shares of Stock (the "Optional Shares") in the respective amounts set forth in Schedule II (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof being collectively called the "Shares"). In addition, Acme Television Holdings, LLC, a Delaware limited liability company ("Acme LLC"), is a party to this Agreement for purposes of Sections 1, 8, 10 and 12 through 17, inclusive.


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        As part of the offering of 5,000,000 Firm Shares contemplated by this
Agreement, Deutsche Bank Securities Inc. ("Deutsche Bank") has agreed to reserve out of the Firm Shares set forth opposite its name on Schedule I hereto, up to 250,000 Shares, for sale to certain directors, officers, employees, business associates and related persons of the Company (collectively, the "Participants"), as set forth in the Prospectus in the section entitled "Underwriting" (the "Directed Share Program"). The Shares to be sold by Deutsche Bank pursuant to the Directed Share Program (the "Directed Shares") will be sold by Deutsche Bank pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by Deutsche Bank as set forth in the Prospectus.


        The Company and the Underwriters, in accordance with the requirements of Rule 2710(c)(8) of the National Association of Securities Dealers, Inc.
(the "NASD") and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Deutsche Bank as a "qualified independent underwriter" within the meaning of Paragraphs (b)(15) and (c)(3) of Rule 2720 of the NASD in connection with the offering and sale of the Shares.


        It is understood that, immediately prior to the First Time of Delivery (as defined in Section 5 below), the Acme Entities will consummate the transactions (the "Reorganization Transactions") contemplated by that certain Agreement and Plan of Reorganization Relating to the Capitalization of ACME Communications, Inc., dated as of September __, 1999 in the form provided to the representatives of the Underwriters (the "Plan of Reorganization"). As used in this Agreement, (a) "Subsidiaries" shall mean the subsidiaries listed on Exhibit 21 to the Registration Statement (as defined below), and (b) "Acme Entities" shall mean the Company, Acme LLC and the Subsidiaries.

        1. Representations and Warranties of the Company and Acme LLC. Each of the Company and Acme LLC jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

                (a) A registration statement on Form S-1 (File No. 333-84191) (the "Initial Registration Statement") with respect to the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement, together with any post-effective amendments thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "1933 Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or


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filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the 1933 Act is hereinafter called a "Preliminary Prospectus;" the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act in accordance with
Section 5(a) hereof and deemed by virtue of Rule 430A under the 1933 Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement;" and such final prospectus, in the form first filed pursuant to Rule 424(b) under the 1933 Act, is hereinafter called the "Prospectus;"

                (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Deutsche Bank expressly for use therein;

                (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Deutsche Bank expressly for use therein;

                (d) The consolidated financial statements of Acme LLC and its subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of Acme LLC and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The financial data set forth in the Prospectus under the captions "Prospectus Summary -- Our Summary Consolidated Financial Data,"


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"Selected Consolidated Financial Data" and "Capitalization" presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and Acme LLC. The pro forma and adjusted financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been properly compiled on the pro forma or adjusted bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

                (e) The consolidated financial statements of Koplar Communications, Inc. ("Koplar") and its subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of Koplar and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.

                (f) The financial statements of Channel 32 Incorporated ("Channel 32"), together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of Channel 32, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.

                (g) KPMG LLP, who have certified certain financial statements of Acme LLC, Koplar and Channel 32 filed with the Commission as part of the Registration Statement are independent public accountants as required by the 1933 Act and the rules and regulations of the Commission thereunder;

                (h) This Agreement has been duly authorized, executed and delivered by each of the Company and Acme LLC and constitutes the valid and binding agreement of each of the Company and Acme LLC, enforceable against the Company and Acme LLC in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws;

                (i) Except as described in the Prospectus, there are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any other Acme Entity is a party or to which any of the properties of the Company or any other Acme Entity is subject that
(A) are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the


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Registration Statement or the Prospectus or to be filed as exhibits to the
Registration Statement that are not described or filed as required, or (B) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, earnings or business affairs of the Company, ACME LLC and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect")

                (j) Neither the Company nor any other Acme Entity has sustained since the respective dates as of which information is given in the Registration Statement and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as described in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any other Acme Entity or any material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the other Acme Entities taken as a whole, otherwise than as described in the Prospectus. No Acme Entity has any contingent obligations that are not disclosed in the Company's financial statements that are included in the Registration Statement that could reasonably be expected to have a Material Adverse Effect;

                (k) The Company and the other Acme Entities have good and marketable title to all real property owned by the them, or a valid leasehold interest in all property leased by the them, and has good title to all other material assets owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (i) for liens held by the Company's bank lenders under the Company's revolving credit facility as described in the Prospectus, (ii) for liens that singly or in the aggregate, could not reasonably be expected to materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company or any of the Acme Entities, or (iii) where the failure thereof could not reasonably be expected to have a Material Adverse Effect;

                (l) Each of the Company and Acme LLC is a corporation or limited liability company (as applicable) duly organized, validly existing and in good standing under the laws of the State of Delaware; each of the Company and Acme LLC has the organizational power and authority to own or lease its properties and to carry on its business as described in the Prospectus; each of the Company and Acme LLC is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect;

                (m) Each Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of organization;


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each Subsidiary has the organizational power and authority to own or lease its properties and to carry on its business as described in the Prospectus; each Subsidiary is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect; Schedule III attached hereto sets forth for each Acme Entity the jurisdictions in which the character of its properties or the nature of its business requires it to be qualified to transact business, except where the failure to so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect; other than the Subsidiaries and the equity securities held in the investment portfolios of the Acme Entities (the composition of which is not materially different than the disclosures in the Prospectus as of specific dates), neither the Company nor any other Acme Entity owns, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any limited liability company, partnership, joint venture or other association;

                (n) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization", and all of the issued and outstanding shares of capital stock of the Company have been, or will be in connection with the consummation of the Reorganization Transactions, duly authorized and validly issued and are or will be fully paid and nonassessable and conform to the description of the Stock contained in the Prospectus; and all of the issued and outstanding shares of capital stock or other equity securities or ownership interests of each other Acme Entity have been duly authorized and validly issued, are fully paid and nonassessable and, except as described in the Prospectus, are owned directly or indirectly by the Company or Acme LLC, free and clear of all liens, encumbrances, equities or claims;

                (o) Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any other Acme Entity convertible into or exchangeable for any capital stock or other equity securities or ownership interests of the Company or any other Acme Entity, (ii) warrants, rights or options to subscribe for or purchase from the Company or any other Acme Entity any such capital stock or other equity securities or ownership interests or any such convertible or exchangeable securities or obligations or
(iii) obligations of the Company or any other Acme Entity to issue any shares of capital stock or other equity securities or ownership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

                (p) Except as described in the Prospectus, and except for such that have been waived or satisfied, there are no persons with registration rights or other similar rights to have any securities of the Company or any other ACME Entity registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act. Except as described in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or any


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other capital stock or other equity securities or ownership interest of the
Company or any other Acme Entity, except such as have been satisfied or waived;

                (q) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid, nonassessable and free and clear of all preemptive rights, liens and other encumbrances and will conform to the description of the Stock contained in the Prospectus;

                (r) The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a Preliminary Prospectus, the Prospectus and other material, if any, permitted by the 1933 Act;

                (s) Neither the Company, nor to the Company's knowledge, any of its officers, directors or affiliates has (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any other Acme Entity to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any other Acme Entity. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the National Association of Securities Dealers Automated Quotations National Market System (the "Nasdaq National Market") in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 Act");

                (t) The execution and delivery of this Agreement, the compliance by the Company and Acme LLC with all of the provisions herein and the consummation of the transactions herein contemplated (including without limitation the issue and sale of the Shares by the Company hereunder) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or give rise to (with the giving of notice, the passage of time or both) a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any other Acme Entity is a party or by which the Company or any other Acme Entity is bound or to which any of the property or assets of the Company or any other Acme Entity is subject, except for any such conflicts, breaches or violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company, or the Certificate of Formation or Limited Liability Company Agreement of Acme LLC, or any statute or any order, rule or regulation applicable to the Company or any other ACME Entity of any court or governmental agency or body having jurisdiction over the Company or any other Acme Entity or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the


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consummation by the Company of the transactions contemplated by this Agreement, except (x) (A) the staff of the Federal Communications Commission (the "FCC") granted Acme LLC's Form 316 application to transfer control of the FCC Licenses held by the Acme Entities (the "FCC Licenses") to the Company (subject to certain stockholders of the Company entering into an Interim Voting Agreement (the "Interim Voting Agreement")) on September 2, 1999, and the FCC placed that grant on public notice on September 9, 1999, thus giving interested parties until October 12, 1999 to file petitions for reconsideration, with the FCC itself having another 10 days thereafter to reconsider the grant on its own motion, and (B) transfer of control of the Company to all of the stockholders of the Company upon a termination of the Interim Voting Agreement cannot be effected until the FCC grants a separate Form 315 application filed by Acme LLC to transfer control of the FCC Licenses, and the 30-day public notice period with respect to such Form 315 application expired on September 27, 1999, (y) the registration under the 1933 Act of the Shares, and (z) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;


                (u) Each agreement relating to the Reorganization Transactions (including, without limitation, the Plan of Reorganization and that certain Agreement of Merger among the Company, Acme LLC and Acme Communications Merger Subsidiary, LLC) (the "Reorganization Agreements") has been duly authorized by all necessary board of directors and stockholder action, or all necessary advisory board, manager and member action, as the case may be, on the part of the Acme Entities and has been duly executed and delivered by each of the parties thereto. The Company has provided to the Underwriters true, complete and correct copies of the Reorganization Agreements, including all amendments thereto. The execution and delivery of the Reorganization Agreements, the compliance by the Acme Entities with all of the provisions therein and the consummation of the transactions therein contemplated do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or give rise to (with the giving of notice, the passage of time or both) a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any other Acme Entity is a party or by which the Company or any other Acme Entity is bound or to which any of the property or assets of the Company or any other Acme Entity is subject, except for any such conflicts, breaches or violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the certificate or articles of incorporation or bylaws, or the certificate of formation or limited liability company agreement, as the case may be, of any Acme Entity as currently in effect and as in effect upon consummation of the Reorganization Transactions, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any other Acme Entity or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Acme Entities of the transactions contemplated by the Reorganization Agreements except such as have been obtained, except (x) (A) the staff of the FCC granted Acme LLC's Form 316 application to transfer control of the FCC Licenses to the Company (subject to certain


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

stockholders of the Company entering into the Interim Voting Agreement) on September 2, 1999, and the FCC placed that grant on public notice on September 9, 1999, thus giving interested parties until October 12, 1999 to file petitions for reconsideration, with the FCC itself having another 10 days thereafter to reconsider the grant on its own motion, and (B) transfer of control of the Company to all of the stockholders of the Company upon a termination of the Interim Voting Agreement cannot be effected until the FCC grants a separate Form 315 application filed by Acme LLC to transfer control of the FCC Licenses, and the 30-day public notice period with respect to such Form 315 application expired on September 27, 1999, and (y) such consent, approval, authorization, order, registration or qualification which if not obtained could not reasonably be expected to have a Material Adverse Effect;


                (v) The Company and the other Acme Entities are in compliance with all of the provisions of their respective certificate or articles of incorporation and bylaws (in the case of the Company and any other Acme Entity that is a corporation) or limited liability agreement or other organizational documents (in the case of any other Acme Entity that is a limited liability company or other entity), and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, a default by the Company or any other Acme Entity under any indenture, agreement or other instrument, or any judgment, decree or order to which the Company or any other Acme Entity is a party or by which they or any of their properties is bound which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                (w) The statements set forth in the Prospectus (i) under the caption "The Reorganization," (ii) under the caption "Description of Capital Stock," insofar as such statements purport to constitute a summary of the terms of the provisions of the Certificate of Incorporation and Bylaws of the Company and certain voting agreements among stockholders of the Company, and (iii) under the captions "Certain U.S. Federal Tax Considerations For Non-U.S. Holders of Common Stock" and "Underwriting," insofar as such statements purport to describe the provisions of the laws and documents referred to therein, are, in the case of each the foregoing clauses (i), (ii) and (iii), accurate and complete;

                (x) The Company and the other ACME Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, "Licenses") issued by, and have satisfied all filing, registration and other regulatory requirements (collectively, "Regulations") of, the appropriate Federal, state, local or foreign regulatory agencies or bodies (including, but not limited to, the FCC) necessary to conduct the business now operated by them or, as described in the Prospectus, proposed to be operated by them; the Company and the other ACME Entities are in compliance with the terms and conditions of all such Licenses and Regulations, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Licenses are valid and in full force and effect, for the maximum term customarily issued, with no conditions, restrictions or qualifications (other than those applicable generally to holders of broadcast


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television licenses from the FCC), except where the invalidity of such Licenses or the failure of such Licenses to be in full force and effect or the conditions, restrictions or qualifications could not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the other ACME Entities has received any notice of proceedings relating to the revocation, modification, non-renewal or suspension of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect; and the Company knows of no reason why any proceedings relating to the revocation, modification, non-renewal or suspension of any such Licenses might be initiated by the FCC or other third parties; the Company and the other Acme Entities are not required to obtain any material License that has not already been obtained from, or make any material filing or registration that has not already been made with, the FCC or any other Federal, state, local or foreign regulatory authority in connection with the execution and delivery of this Agreement or the Reorganization Agreements, or the performance thereof (including without limitation the issuance and sale of the Shares), in accordance with their respective terms;

                (y) The Company and the other Acme Entities are in compliance in all material respects with all applicable laws; the Company and the other Acme Entities have duly and timely filed all material reports, statements and filings that are required to be filed by any of them under the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, and are in all material respects in compliance therewith, including without limitation the rules and regulations of the FCC;

                (z) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act");

                (aa) The Company and the other Acme Entities carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is generally customary in the television broadcast industry;

                (bb) The operations of the Company and the other Acme Entities with respect to any real property currently leased or owned or by any means controlled by the Company or any other Acme Entity (the "Real Property") are in compliance with all Federal, state, and local laws, ordinances, rules, and regulations relating to occupational health and safety and the environment or hazardous materials or hazardous substances (collectively, "Laws"), except where non-compliance could not reasonably be expected to have a Material Adverse Effect, and the Company and the other Acme Entities have not violated any Laws in a way which could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Prospectus, there is no pending or, to the Company's knowledge, threatened claim, litigation or any administrative agency proceeding, nor has the Company or any other Acme Entity received any written notice from any governmental entity or third party, that: (i) alleges a violation of any Laws by the Company or any other Acme Entity or (ii) alleges that the Company or any other Acme Entity is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. or any state superfund law;

                (cc) The Company and the other ACME Entities own or have the right to use adequate patents, patent rights, licenses, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them and, as described in the Prospectus, proposed to be operated by them, and neither the Company nor any of the other ACME Entities has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the other ACME Entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The Company knows of no material infringement by others of any Intellectual Property owned by or licensed to the Company or any other Acme Entity;

                (dd) Each of the Company and the other Acme Entities makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company and each of the other Acme Entities is permitted only in accordance with management's authorization, and
(iv) the recorded accountability for assets of the Company and each of the other Acme Entities is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                (ee) The Company and the other Acme Entities have filed all foreign, Federal, state and local tax returns that are required to be filed by them or have timely requested extensions thereof and have paid all taxes shown as due on such returns as well as all other taxes, assessments and governmental charges that are due and payable; and no material deficiency with respect to any such return has been assessed or proposed;

                (ff) Except for such plans that are expressly disclosed in the Prospectus, the Company and the other Acme Entities do not maintain, contribute to or have any material liability with respect to any employee benefit plan, profit sharing plan, employee pension benefit plan, employee welfare benefit plan, equity-based plan or deferred compensation plan or arrangement ("Plans") that are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder ("ERISA"). All Plans are in compliance in all material respects with all applicable laws, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and have been operated and administered in all material respects in accordance with their terms. No Plan is a defined benefit plan or multi-employer plan. The Company does not provide retiree life and/or retiree health benefits or coverage for any employee or any beneficiary of any employee after such employee's termination of employment, except as required by Section 4980B of the Code or under a Plan which is intended to be "qualified" under Section 401(a) of the Code. No material liability has been, or could reasonably be expected to be, incurred under Title IV of ERISA or Section 412 of the Code by any entity required to be aggregated with the Company or any of the other Acme Entities pursuant to Section 4001(b) of ERISA and/or Section 414(b) or (c) of the Code (and the regulations promulgated thereunder) with respect to any "employee pension benefit plan" which is not a Plan. As used in this subsection, the terms "defined benefit plan," "employee benefit plan," "employee pension benefit plan," "employee welfare benefit plan" and "multiemployer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA;

                (gg) No material labor dispute exists with the Company's or any other Acme Entity's employees, and no such labor dispute is threatened;

                (hh) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or securityholders, except as described in the Registration Statement;

                (ii) The Company has reviewed its operations and that of the other Acme Entities and has polled all of its significant software vendors to evaluate the extent to which the business or operations of the Company or any other Acme Entity will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect or result in any material disruption of the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000;

                (jj) In connection with the Directed Share Program, (i) the Company has not offered or sold, and will not offer or sell, any Shares to any person outside of the United States; (ii) the Company has not distributed and will not distribute the Prospectus or the Preliminary Prospectus outside of the United States; and (iii) the Company has not caused and will not cause any other person to make any such offer, sale or distribution outside of the United States;

                (kk) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products; and

                (ll) Each of Acme Intermediate Holdings, LLC ("Intermediate") and Acme Television, LLC ("Television") has filed all forms, reports and documents required to be filed by it with the Commission since they became subject to the reporting requirements of the 1934 Act (the "SEC Reports"). Such documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder and did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.


        2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder listed on Schedule II, severally and not jointly, represents and warrants to each Underwriter and the Company that:

                (a) Such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Optional Shares to be sold by such Selling Stockholder hereunder. This Agreement and the Power of Attorney attached hereto as Exhibit A (the "Power of Attorney") have been duly authorized, executed and delivered by such Selling Stockholder, constitute the valid and binding agreements of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with their respective terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except as the enforcement of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws;

                (b) Such Selling Stockholder will convey good and valid title to the Stock to be delivered by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities and claims whatsoever. Certificates in negotiable form for the aggregate number of Shares to be sold by such Selling Stockholder have been placed in custody, under a Custody Agreement with U.S. Stock Transfer Corporation as custodian in the form attached hereto as Exhibit B (the "Custody Agreement");

                (c) The information with respect to such Selling Stockholder included in the Registration Statement and the Prospectus under the captions "Security Ownership of Certain Beneficial Holders and Management" and "Underwriting" does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;


                (d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transaction contemplated herein, except such as may have been obtained under the 1933 Act or otherwise and such as may be required under state securities or the "Blue Sky" laws;

                (e) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, and the Custody Agreement will not (with or without the giving of notice or the passage of time or both) (i) conflict with any term or provision of such Selling Stockholder's articles of incorporation or bylaws or other organizational documents, as amended (if such Selling Stockholder is a corporation, limited liability company, partnership or other entity), (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Stockholder is a party or to which its properties or assets is subject or (iii) conflict with or violate any law, statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of such Selling Stockholder's properties or assets;

                (f) Such Selling Stockholder has not (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company and


                (g) To the extent that any statement or omission in the Registration Statement, the Prospectus or any post-effective amendment or supplement thereto is made in reliance upon and in conformity with written information furnished to the Company or Acme LLC by such Selling Stockholder expressly for use therein, the Registration Statement, the Prospectus and all post-effective amendments and supplements thereto will (when they become effective or are filed with the Commission, as the case may be) conform in all material respects to the requirements of the 1933 Act and the rules and regulations promulgated thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Deutsche Bank expressly for use therein.


        3.      Purchase and Sale of Shares.

                (a)     Subject to the terms and conditions herein set forth,
(i) the Company agrees to issue and sell, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $ , the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell, to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling

Stockholders, at the purchase price per share set forth in clause (i) of this
Section 3(a), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

                (b) Each Selling Stockholder, severally and not jointly, hereby grants to the Underwriters the right to purchase at their election up an aggregate of 750,000 Optional Shares in the respective amounts set forth by the Selling Stockholders' names in Schedule II attached hereto, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to Jamie Kellner, Thomas Allen or Douglas Gealy (each as agent for the Selling Stockholders), given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and Jamie Kellner, Thomas Allen or Douglas Gealy (each as agent for the Selling Stockholders) otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

                (c) In making this Agreement, each Underwriter is contracting severally, and not jointly, and except as provided in Section 3(b) and 11 hereof, the agreement of each Underwriter is to purchase only that number of Shares specified with respect to that Underwriter in Schedule I hereto. No Underwriter shall be under any obligation to purchase any Optional Shares prior to an exercise of the option with respect to such Shares granted pursuant to
Section 3(b) hereof.

        4. Offering by the Underwriters. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

        5.      Delivery of Shares; Closing.

                (a) Certificates representing the Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Deutsche Bank may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders, shall be delivered by or on behalf of the Company and the Selling Stockholders to Deutsche Bank, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified in writing by the Company or such Selling Stockholder, as the case may be, to Deutsche Bank at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of The Depository Trust Company, 55 North Water Street, New York, New York 10041 or at such other location specified by you in writing at least 48 hours prior to such Time of Delivery. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [T+3] or such other time and date as Deutsche Bank and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Deutsche Bank in the written notice given by Deutsche Bank of the Underwriters' election to purchase such Optional Shares, or such other time and date as Deutsche Bank and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

                (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(n) hereof, will be delivered at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, Newport Beach, CA 92660 (the "Closing Location"), and the Shares will be delivered at the office of The Depository Trust Company, 55 North Water Street, New York, New York 10041. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the second New York Business Day preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        6. Covenants of the Company. The Company covenants and agrees with each of the Underwriters:

                (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the 1933 Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                (b) The Company will cooperate with the representatives of the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the representatives of the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the representatives of the Underwriters may reasonably request for distribution of the Shares;

                (c) The Company will promptly provide the representatives of the Underwriters, without charge, (i) four (4) manually executed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including all exhibits and all documents or information incorporated by reference therein and (ii) for each other Underwriter, a conformed copy of the Registration Statement as originally filed and of each amendment thereto, without exhibits but including all documents or information incorporated by reference therein;


                (d) As soon as practicable after the execution of this Agreement (but in no event later than 9:00 a.m., New York City time, on the second New York Business Day after the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act;

                (e) To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);


                (f) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the "Lock-up Period"), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company or any other Acme Entity that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans that will exist on, or upon the conversion or exchange of convertible or exchangeable securities that will be outstanding as of, the First Time of Delivery as described in the Prospectus), and (ii) up to _____ shares of Stock in the aggregate that may be issued to sellers of businesses as consideration for the Company's acquisition of such businesses if the recipients of such shares execute and deliver the agreement specified in Section 9(k)), without your prior written consent;


                (g) The Company will comply with the 1933 Act and the 1934 Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus;

                (h) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                (i) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Stock;

                (j) Prior to the termination of the underwriting syndicate contemplated by this Agreement, neither the Company nor any other Acme Entity nor any of their respective officers or directors will (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares;

                (k) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds;"

                (l) To use its best efforts to list for quotation, subject to official notice of issuance, the Shares on the Nasdaq National Market; and

                (m) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

                (n) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted, to the extent required by the NASD or the NASD rules and regulations, including but not limited to, the "Free-Riding and Withholding" Interpretation, from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Deutsche Bank will notify the Company as to which Participants will need to be so restricted. At the request of Deutsche Bank, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

                (o) The Company and Acme LLC will pay (i) all fees and disbursements incurred by counsel for the Underwriters and (ii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

        7. Covenants of Selling Stockholders. Each Selling Stockholder agrees with the several Underwriters as follows:

                (a) Such Selling Stockholder will cooperate to the extent reasonably necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time.

                (b) Such Selling Stockholder will use such Selling Stockholder's reasonable best efforts to do or perform all things required to be done or performed by it prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares.


                (c) Except for the sale of Shares, such Selling Stockholder will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or any interests therein, or any securities convertible into, or exchangeable for, shares of Stock or rights to acquire the same, (i) except as permitted under the terms of the agreement specified in Section 9(k) ("Lock-up Agreement"), or (ii) if such Selling Stockholder shall not have executed a Lock-up Agreement, prior to the expiration of the Lock-up Period without the prior written consent of the Underwriters.


                (d) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares in violation of the 1934 Act or any applicable rules of the Nasdaq National Market.

                (e) Each Selling Stockholder agrees to notify the Underwriters promptly of any information that comes to such Selling Stockholder's attention that would cause such Selling Stockholder to have reason to believe that his or its representations, warranties and statements in this Agreement are not accurate in all material respects.

                (f) Except as herein contemplated with respect to the Shares to be included in the Registration Statement, each Selling Stockholder agrees to waive any registration rights to which such Selling Stockholder may be entitled in connection with the public offering herein contemplated.

        8. Expenses. Each of the Company and Acme LLC jointly and severally covenants and agrees with the several Underwriters that, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, it will pay or cause to be paid the following (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Selected Dealer Agreement, the Underwriters' Questionnaire submitted to each of the Underwriters by the representatives of the Underwriters in connection herewith, the power of attorney executed by each of the Underwriters in favor of Deutsche Bank in connection herewith, the Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) all fees and expenses in connection with listing the Shares on the Nasdaq National Market;
(v) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares (including without limitation counsel fees incurred on behalf of or disbursements by Deutsche Bank in its capacity as "qualified independent underwriter"); (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar;
(viii) any fees and disbursements incurred by counsel for the Underwriters and all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (ix) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 8. It is understood, however, that, except as provided in this Section 8 and Sections 10 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. Each Selling Stockholder shall pay the costs and expenses incident to the performance by it of its obligations hereunder and in connection with the offer, sale and delivery of the Shares to be sold by it, including any stock transfer taxes payable upon the sale of the

Shares to the Underwriters, the fees and expenses of any counsel retained by it and the underwriting discounts and commissions payable to the Underwriters.

        9. Conditions to the Underwriters' Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of each of the Company, Acme LLC and the Selling Stockholders contained herein are, at and as of such Time of Delivery, true and correct, the condition that each of the Company, Acme LLC and the Selling Stockholders shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with
Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no injunction, restraining order, or order of any nature by a Federal, state, local or foreign court of competent jurisdiction shall have been issued as of the relevant Time of Delivery that would prevent the issuance of the Shares or the consummation of the Reorganization Transactions; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                (b) O'Melveny & Myers LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of which opinion has been provided to you), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                        (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Acme LLC has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. Each of the Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its state of incorporation or organization. Each of the Company and the other Acme Entities has the organizational power and authority to own or lease its properties and conduct its business as described in the Prospectus;

                        (ii) Each of the Company and the other Acme Entities is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing under the laws of the jurisdictions set forth in Schedule III hereto;


                        (iii) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization"; immediately prior to the First Time of Delivery, the Company's issued and outstanding capital stock consisted solely of 11,750,000 shares of common stock; and all of the issued and outstanding shares of capital stock of the Company have been duly authorized by all necessary corporate action on the part of the Company and are validly issued and are fully paid and nonassessable;

                        (iv) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares in accordance with this Agreement and the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Stock, the Shares will be validly issued, fully paid and non-assessable. The form of certificate used to evidence the Stock complies with all applicable requirements of the Certificate of Incorporation and Bylaws of the Company and the General Corporation Law of the State of Delaware;

                        (v) Except as described in the Prospectus, holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive or other right to subscribe for the Shares or any additional shares of the Company's capital stock under the Company's Certificate of Incorporation and Bylaws, or, to such counsel's knowledge, based solely on a review of the Company's corporate minutes, the minutes of the proceedings of Acme LLC's members and advisory board, and factual certificates of responsible officers of the Company (the "Company Certificates"), and the minutes of the proceedings of Acme LLC's members and advisory board, any other agreement or instrument to which the Company is a party or by which it is bound;

                        (vi) Based solely on a review of records certified to us as the charter documents of the Company, its corporate minute books and the minutes of the proceedings of Acme LLC's members and advisory board, and upon the Company Certificates, the authorized but unissued shares of capital stock of the Company are not subject to any warrants, options, rights or commitments granted by the Company, and the Company is not obligated to issue, purchase or redeem any shares of the Company's capital stock, except in each instance, as described in the Prospectus;

                        (vii) No holder of securities of the Company has the right under any instrument, agreement or contract which has been filed as an exhibit to the Registration Statement or described in the Prospectus to register such securities on or as part of the Registration Statement, except for (a) any such holder who has effectively waived such right, and (b) each Selling Stockholder who has agreed to exercise such right only with respect to the Option Shares which are proposed to be sold by such Selling Stockholder hereunder;

                        (viii) The execution, delivery and performance of this Agreement have been duly authorized by all necessary organizational action on the part of the Company and Acme LLC and this Agreement has been duly executed and delivered by each of the Company and Acme LLC and constitutes the legally valid and binding obligation of each of the Company and Acme LLC, enforceable against the Company and Acme LLC in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws;

                        (ix) The execution and delivery of this Agreement by the Company and Acme LLC, the compliance by them with all of the provisions of this Agreement and the consummation of the transactions contemplated by this Agreement (including without limitation the issue and sale of the Shares by the Company hereunder) will not (A) violate, breach or result in a default under any existing obligation of or restriction on the Company or any of the Subsidiaries under any instrument, agreement or contract that has been filed as an exhibit to the Registration Statement or is described in the Prospectus (the "Filed Agreements"), or (B) violate the provisions of the Certificate of Incorporation or Bylaws of the Company or the Certificate of Formation or Limited Liability Company Agreement of Acme LLC, or violate any California, Delaware or Federal statute or any order, rule or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or any of the Subsidiaries or to transactions of the type contemplated by this Agreement (except that such counsel expresses no opinion regarding any Federal securities laws or Blue Sky or state securities laws or Section 10 of this Agreement, except as otherwise expressly stated herein), or breach or otherwise violate any existing obligation of or restriction on the Company or any of the Subsidiaries under any order, judgment or decree of any California or Federal court or governmental authority having jurisdiction over the Company or any of the Subsidiaries or any of its or their respective properties, which order, judgment or decree has been identified to such counsel in the Company Certificates as being binding on the Company or any of the Subsidiaries or any of its or their respective properties. Such counsel expresses no opinion, however, as to the effect of the Company's performance of its obligations in the Agreement on the Company's or any other ACME Entity's compliance with financial covenants in the Filed Agreements;

                        (x) Each of the Reorganization Agreements has been duly authorized by all necessary board of directors and stockholder action, or all necessary advisory board, manager and member action, as the case may be, on the part of the Acme Entities and has been duly executed and delivered by each of the parties thereto. The execution and delivery of the Reorganization Agreements, the compliance by the Acme Entities with all of the provisions therein and the consummation of the transactions therein contemplated will not (A) violate, breach or result in a default under any existing obligation of or restriction on the Company or any of the Subsidiaries under any of the Filed Agreements, or
        (B) violate the
        provisions of the certificate or articles of incorporation or bylaws, or the certificate of formation or limited liability company agreement, as the case may be, of any Acme Entity that is a party to the Reorganization Agreements, or violate any California, Delaware or Federal statute or any order, rule or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or any of the Subsidiaries or to transactions of the type contemplated by the Reorganization Agreements (except that such counsel expresses no opinion regarding any Federal securities laws or Blue Sky or state securities laws except as otherwise expressly stated herein), or breach or otherwise violate any existing obligation of or restriction on the Company or any of the Subsidiaries under any order, judgment or decree of any California or Federal court or governmental authority having jurisdiction over the Company or any of the Subsidiaries or any of its or their respective properties, which order, judgment or decree has been identified to such counsel in the Company Certificates as being binding on the Company or any of the Subsidiaries or any of its or their respective properties;

                        (xi) To such counsel's knowledge and other than as described in the Prospectus, there are no material legal or governmental proceedings pending or threatened against the Company or any other Acme Entity;


                        (xii) No order, consent, permit or approval or filing with or of any California, Delaware or Federal governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or the other Acme Entities or to transactions of the type contemplated by this Agreement is required on the part of the Company or any of the other Acme Entities for the execution and delivery of this Agreement, or for the issuance and sale of the Shares pursuant thereto or for the consummation of the Reorganization Transactions, except (A) such as have already been obtained or effected, such as have been obtained under the 1933 Act, such as may be required under applicable Blue Sky or State Securities Laws, and (B) (1) the staff of the FCC granted Acme LLC's Form 316 application to transfer control of the FCC Licenses to the Company (subject to certain stockholders of the Company entering into the Interim Voting Agreement) on September 2, 1999, and the FCC placed that grant on public notice on September 9, 1999, thus giving interested parties until October 12, 1999 to file petitions for reconsideration, with the FCC itself having another 10 days thereafter to reconsider the grant on its own motion, and (2) transfer of control of the Company to all of the stockholders of the Company upon a termination of the Interim Voting Agreement cannot be effected until the FCC grants a separate Form 315 application filed by Acme LLC to transfer control of the FCC Licenses, and the 30-day public notice period with respect to such Form 315 application expired on September 27, 1999;


                        (xiii) To such counsel's knowledge (A) all material Licenses (other than the FCC Licenses) necessary for the Company and its subsidiaries to own, build, maintain or operate their businesses or properties as now conducted as described in the Prospectus have been duly authorized and obtained and are in full force and effect, and (B) no material License (other than the FCC Licenses) is the subject of any pending or threatened challenge or revocation;

                        (xiv) The Registration Statement has been declared effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission;

                        (xv) The statements set forth in the Prospectus (i) under the caption "The Reorganization," (ii) under the caption "Description of Capital Stock," insofar as such statements purport to constitute a summary of the terms of the provisions of the Certificate of Incorporation and Bylaws of the Company and certain voting agreements among stockholders of the Company, and (iii) under the captions "Certain U.S. Federal Tax Considerations For Non-U.S. Holders of Common Stock" and "Underwriting," insofar as such statements purport to describe the provisions of the laws and documents referred to therein, are, in the case of each the foregoing clauses (i), (ii) and (iii), accurate and complete;


                        (xvi) The Company is not an "investment company," as such term is defined in the 1940 Act;

                        (xvii) The Registration Statement and each further amendment or supplement thereto made by the Company prior to such Time of Delivery, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-1 under the 1933 Act and the related rules and regulations in effect at the date of filing, except that such counsel expresses no opinion concerning the financial statements and other financial information contained therein; and

                        (xviii) Such counsel does not know of any contract or other document required to be filed as an exhibit to the Registration Statement or described in the Registration Statement or the Prospectus which is not so filed or described as required.


In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than California law, the Delaware General Corporation Law and federal law of the United States. In addition to the matters set forth above, such opinion shall also include a statement to the effect that in connection with such counsel's participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, such counsel has not independently verified the accuracy, completeness or fairness of the statements contained therein, and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that they are unable to assume, and they do not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraph (xv) above). Such opinion shall also include a statement to the effect that, on the basis of such counsel's review and participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, and relying as to materiality to an extent upon opinions of officers and other representatives of the Company, such counsel does not believe that (A) the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus as of the date of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. However, such counsel does not express an opinion or belief as to the financial statements and other financial information contained in the Registration Statement or the Prospectus. Such opinion shall also include a statement to the effect that such counsel does not know of any contracts or other documents of a character required to be described in the Registration Statement or the Prospectus that are not filed or described as required.


                (c) Dickstein Shapiro Morin & Oshinsky LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of which opinion has been provided to you), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:


                        (i) The execution and delivery of this Agreement by the Company and Acme LLC, the compliance by them with all of the provisions of this Agreement and the consummation of the transactions contemplated by this Agreement (including without limitation the issue and sale of the Shares by the Company hereunder) will not violate any provisions of the Communications Act of 1934, as amended, or any of the rules, regulations or published policies thereunder, or breach or otherwise violate any existing obligation of or restriction on the Company or any of the Subsidiaries under any order, judgment or decree of any Federal court or governmental authority having jurisdiction over the Company or any of the Subsidiaries or any of its or their respective properties, which order, judgment or decree has been identified to such counsel in the Company Certificates as being binding on the Company or any of the Subsidiaries or any of its or their respective properties;

                        (ii) The execution and delivery of the Reorganization Agreements, the compliance by the Acme Entities with all of the provisions therein and the consummation of the transactions therein contemplated will not violate any provisions of the Communications Act of 1934, as amended, or any of the rules, regulations or published policies thereunder, or breach or otherwise violate any existing obligation of or restriction on the Company or any of the Subsidiaries under any order, judgment or decree of any Federal court or governmental authority having jurisdiction over the Company or any of the Subsidiaries or any of its or their respective properties, which order, judgment or decree has been identified to such counsel in the Company Certificates as being binding on the Company or any of the Subsidiaries or any of its or their respective properties;


                        (iii) To such counsel's knowledge and other than as described in the Prospectus, there are no material legal or governmental proceedings pending or threatened against the Company or any other Acme Entity;


                        (iv) No order, consent, permit or approval or filing with or of the FCC is required on the part of the Company or any of the other Acme Entities for the execution and delivery of this Agreement, or for the issuance and sale of the Shares pursuant thereto or for the consummation of the Reorganization Transactions, except (A) the staff of the FCC granted Acme LLC's Form 316 application to transfer control of the FCC Licenses to the Company (subject to certain stockholders of the Company entering into the Interim Voting Agreement) on September 2, 1999 (the "FCC Consent"), and the FCC placed that grant on public notice on September 9, 1999, thus giving interested parties until October 12, 1999 to file petitions for reconsideration, with the FCC itself having another 10 days thereafter to reconsider the grant on its own motion, and (B) transfer of control of the Company to all of the stockholders of the Company upon a termination of the Interim Voting Agreement cannot be effected until the FCC grants a separate Form 315 application filed by Acme LLC to transfer control of the FCC Licenses, and the 30-day public notice period with respect to such Form 315 application expired on September 27, 1999;


                        (v) To such counsel's knowledge (A) the Acme Entities hold the FCC Licenses identified in the Prospectus for the television stations owned by the Acme Entities and such Licenses are in full force and effect, (B) the FCC Licenses identified in the Prospectus for the television stations that the Acme Entities program under local marketing agreements and/or propose to acquire are in full force and effect, (C) no such License is the subject of any pending or threatened challenge or revocation, and (D) no petition for reconsideration or review of the FCC Consent has been filed with the FCC, and the FCC has not rescinded or revoked the FCC Consent or given public notice of review of the FCC Consent on its own motion; and

                        (vi)    The statements of the Company in the Prospectus
        (A) describing digital television, FCC regulation of the Company's business, carriage on cable television, applications to the FCC for consent to transfer control of the

        Company, and control of the Company's board by senior management in the Section titled "Risk Factors"; and (B) made under the caption "Federal Regulation of Television Broadcasting" in the Section titled "Business," insofar as they constitute summaries of the Communications Act of 1934, as amended, and the rules, regulations and published policies of the FCC and material proceedings thereunder, are accurate and fairly present the information set forth therein in all material respects.

In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States.


                (d) The Selling Stockholders shall have furnished to you the opinion of O'Melveny & Myers LLP, counsel for the Selling Stockholders, or of such other counsel to the Selling Stockholders as shall be satisfactory to Irell & Manella LLP, counsel for the Underwriters, dated such Time of Delivery, to the effect that:


                        (i) This Agreement has been duly authorized, executed and delivered by the Selling Stockholders;

                        (ii) Each Selling Stockholder has the power and authority to sell, transfer and deliver in the manner provided in this Agreement the Shares being sold by such Selling Stockholders hereunder;

                        (iii) The Custody Agreement and the Power of Attorney executed and delivered by each Selling Stockholder is valid and binding; and

                        (iv) The delivery by the Selling Stockholders to the several Underwriters of certificates for the Shares being sold hereunder by the Selling Stockholders against payment therefor as provided herein, assuming the Underwriters purchased the Shares in good faith without knowledge of any adverse claim, will pass good and valid title to such Shares to the several Underwriters, free and clear of all liens, encumbrances, equities and claims whatsoever.

                (e) Irell & Manella LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the valid existence and good standing of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

                (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

                (g) (i) Neither the Company nor any other Acme Entity shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as described in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any other Acme Entity or any change, or any development involving a prospective change, in or affecting the management, condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the other Acme Entities, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any Acme Entity's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any Acme Entity's debt securities;

                (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq National Market; (ii) a suspension or material limitation in trading in the securities of the Company or any other Acme Entity on the Nasdaq National Market, the PORTAL System or any other securities exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York State or California authorities; (iv) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and the other Acme Entities taken as a whole which, in the judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; or
(v) any outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, or the occurrence of any other national or international calamity or crisis or change in economic or political conditions, which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                (j) The Shares to be sold at such Time of Delivery shall have been approved for inclusion in the Nasdaq National Market;

                (k) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of the directors and executive officers of the Company and each person who is or will be a stockholder of the Company upon consummation of the Reorganization Transactions substantially to the effect set forth in Subsection 6(f) hereof in form and substance satisfactory to you, and each such agreement shall be in full force and effect;

                (l) The Reorganization Transactions shall have been consummated concurrently with or prior to the First Time of Delivery to the satisfaction of the Underwriters and their counsel;

                (m) All of the representations and warranties of each of the Company and Acme LLC in this Agreement and in the certificates delivered by the Company pursuant to this Agreement shall be true and correct in all material respects when made and on and as of each Time of Delivery as if made at such time, and each of the Company and Acme LLC shall have performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by each of the Company and Acme LLC at or before such Time of Delivery;

                (n) Each of the Company and ACME LLC shall have furnished or caused to be furnished to you at such Time of Delivery a certificate of their Vice President and Chief Financial Officer, dated as of such Time of Delivery, as to the matters set forth in subsections (a), (g), (h), (j), (l) and (m) of this Section 9 and as to such other matters as you may reasonably request;

                (o) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of such Time of Delivery as if made on and as of such date, and you shall have received certificates, dated as of such Time of Delivery and signed by or on behalf of the Selling Stockholders to the effect set forth in this Section 9(o); and

                (p) The Selling Stockholders shall not have failed at or prior to such Time of Delivery to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to such Time of Delivery.

        The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the representatives of the Underwriters and to Irell & Manella LLP, counsel for the Underwriters.

        If any of the conditions hereinabove provided for in this Section 9 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the representatives of the Underwriters by notifying the Company and the Selling Stockholders of such termination in writing or by telegram at or prior to the First Time of Delivery or the Second Time of Delivery, as the case may be.

        In such event, the Selling Stockholders, the Company, Acme LLC and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 8, 10 and 12 hereof).

        10.     Indemnification and Contribution.

                (a) Each of the Company and Acme LLC, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, none of the Company nor Acme LLC shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Deutsche Bank expressly for use therein or (ii) the failure of any Underwriter to distribute any amendment or supplement to a Preliminary Prospectus or Prospectus, if required, after the Company has amended or supplemented such, in compliance with this Agreement, if the Preliminary Prospectus or Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure is the result of noncompliance by the Company with Section 6(d) hereof.

                (b) Each of the Company and Acme LLC, jointly and severally, will indemnify and hold harmless Deutsche Bank against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the prospectus wrapper material prepared by or with the consent of the Company or Acme LLC for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or Preliminary Prospectus or any amendment or supplement thereto or caused by any omission of or alleged omission to state in the Prospectus or Preliminary Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) caused by the failure of any Participant to pay for and accept delivery of the Shares that, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase, or (iii) related to, arising out of, or in connection with the Directed Share Program; provided that the Company and Acme LLC shall not be responsible under this Section 10(b) for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Deutsche Bank.


                (c) Each of the Company and Acme LLC, jointly and severally, will indemnify and hold harmless Deutsche Bank against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) incurred as a result of Deutsche Bank's participation as a "qualified independent underwriter" within the meaning of Paragraphs (b)(15) and
(c)(3) of Rule 2720 of the NASD in connection with the offering of the Shares; provided that the Company and Acme LLC shall not be responsible under this
Section 10(c) for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Deutsche Bank.

                (d) Each Selling Stockholder will, severally but not jointly, indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities to which the Company, underwriter or controlling person may become subject under the 1933 Act, the 1934 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or (ii) arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any Selling Stockholder through the Company (but only in its capacity as custodian of the Selling Stockholders) specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or Underwriter or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, no Selling Stockholder shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon the failure of any Underwriter to distribute any amendment or supplement to a Preliminary Prospectus or Prospectus, if required, after the Company has amended or supplemented such, in compliance with this Agreement, if the Preliminary Prospectus or Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; provided further, that each Selling Stockholder shall not be liable under this Section 10 for any amounts in excess of the product of the purchase price per share set forth in Section 3 hereof and the number of shares being sold by such Selling Stockholder hereunder.


                (e) Each Underwriter will, severally but not jointly, indemnify and hold harmless the Company, Acme LLC and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company, Acme LLC or such Selling Stockholder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company and Acme LLC by such Underwriter through Deutsche Bank expressly for use therein; and will reimburse the Company, Acme LLC or such Selling Stockholder for any legal or other expenses reasonably incurred by the Company, Acme LLC or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

                (f) Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party under such subsection except to the extent such indemnifying party is actually prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 10(b) or 10(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of counsel for Deutsche Bank for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program or in its capacity as "qualified independent underwriter." After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Nothing in this Section 10(f) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                (g) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c), (d) or (e) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each party to this Agreement from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or to the extent indemnification is reduced due to the indemnified party's failure to give the notice required under subsection (f) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each party to this Agreement in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (g) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (g), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such

Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (g) to contribute are several in proportion to their respective underwriting obligations and not joint.

                (h) The obligations of the Company, Acme LLC and the Selling Stockholders under this Section 10 shall be in addition to any liability that the Company, Acme LLC or the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and Acme LLC and to each person, if any, who controls the Company, Acme LLC or the Selling Stockholders within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act.

        11.     Default of Underwriters.

                (a) If any Underwriter shall default in its obligation to purchase and pay for the Shares that it has agreed to purchase and pay for hereunder at a Time of Delivery, you, as representatives of the Underwriters, shall use reasonable efforts to arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares that remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        12.     Termination.

                (a) This Agreement may be terminated in the sole discretion of the representatives of the Underwriters by notice to the Company given prior to the First Time of Delivery or Second Time of Delivery, respectively, in the event that (i) any condition to the obligations of the Underwriters set forth in
Section 9 hereof has not been satisfied, or (ii) the Company or Selling Stockholders shall have failed, refused or been unable to deliver such party's respective Shares or the Company or Selling Stockholders shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their respective parts to be performed or satisfied hereunder at or prior to such Time of Delivery, in either case other than by reason of a default by any of the Underwriters.

                (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in Section 11(a) above, the aggregate number of such Shares that remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 11(b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, the Company or you as the representatives of the Underwriters, will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                (c)     If this Agreement shall be terminated pursuant to
Section 12(b) hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if this Agreement shall be terminated pursuant to Section 12(a) hereof or, for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 8 and 10 hereof.

        13. Survival. The respective indemnities, agreements, representations and warranties of the Company, Acme LLC, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 8, 10 and 12 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

        14.     Information Supplied by the Underwriters and Selling
                Stockholders.


                The statements set forth (i) in the first paragraph under the subheading "Commission and Discounts," (ii) under the subheading "Price Stabilization, Short Positions and Penalty Bids" and (iii) in the list of Underwriters, in each case under the caption "Underwriting" in the Prospectus, constitute the only information furnished by the Underwriters to the Company and the Selling Stockholders for the purposes of Sections 1(b) and Sections 10(a) and 10(e) hereof.





        15. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Deutsche Bank Securities Inc., 1 South Street, Baltimore, Maryland 21202, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

        16. Binding Effect. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Acme LLC and the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company, Acme LLC, the Selling Stockholders and the Underwriters and each person who controls the Company, Acme LLC, the Selling Stockholders or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        17.     Miscellaneous.

                (a)     Time shall be of the essence of this Agreement.

                (b) As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                (d) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriters, the Company, Acme LLC and the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Master Agreement among Underwriters, the form of which shall be submitted to the Company, Acme LLC and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

               [Remainder of this page intentionally left blank.]

                                       Very truly yours,

                                       ACME COMMUNICATIONS, INC.


                                       By:______________________________________
                                            Name:

                                            Title:

                                       ACME TELEVISION HOLDINGS, LLC


                                       By:______________________________________
                                            Name:

                                            Title:

                                       The Selling Stockholders named in
                                       Schedule II hereto, acting severally


                                       By:______________________________________
                                            Name:
                                            Title: Attorney-in-Fact

Accepted as of the date hereof:

Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner &
    Smith Incorporated
Morgan Stanley & Co. Incorporated
CIBC World Markets Corp.
    As representatives of the several
    U.S. Underwriters

By: DEUTSCHE BANK SECURITIES INC.

     By:_____________________________________
          Name: Gregory Paul
          Title:  Managing Director

     By:_____________________________________
          Name:
          Title:

                                   SCHEDULE I

                                                                               NUMBER OF
                                                                            OPTIONAL SHARES
                                                      TOTAL NUMBER OF       TO BE PURCHASED
                                                     FIRM SHARES TO BE       IF MAXIMUM
                   UNDERWRITER                           PURCHASED          OPTION EXERCISED
                   -----------                       -----------------      ----------------
Deutsche Bank Securities Inc.....................
Merrill Lynch, Pierce, Fenner & Smith

    Incorporated.................................
Morgan Stanley & Co. Incorporated................
CIBC World Markets Corp..........................
[Names of other underwriters]....................

        Total....................................           5,000,000            750,000

                                   SCHEDULE II

                    Selling Stockholders and Optional Shares

SELLING STOCKHOLDER                                   NUMBER OF OPTIONAL SHARES
- -------------------                                   -------------------------

American High Income Trust
American Variable Insurance Series High-Yield
Bond Fund
TCW Shared Opportunity Fund II, L.P.
TCW Leveraged Income Trust, L.P.
Continental Casualty Corporation
The Lincoln National Life Insurance Company
Thomas Embrescia
1994 Embrescia Family Trust F/B/O Matthew Embrescia
1994 Embrescia Family Trust F/B/O Megan Embrescia
1994 Embrescia Family Trust F/B/O Amanda Embrescia
Jonathan Pinch and Linda Pinch
Larry S. Blum Living Trust
The Canyon Value Realization Fund, (Cayman) Ltd.
The Value Realization Fund, L.P.
ACME Capital Partners
Post Total Return Fund, L.P.

        Total                                                  750,000

                                  SCHEDULE III

        ACME Entities and Jurisdictions of Organization and Qualification

ENTITY                                       STATE OF FORMATION     FOREIGN QUALIFICATIONS
- ------                                       ------------------     ----------------------
ACME Communications, Inc.                         Delaware                California
ACME Television Holdings, LLC                     Delaware                   None
ACME Intermediate Holdings, LLC                   Delaware                California
ACME Television, LLC                              Delaware                   None
ACME Subsidiary Holdings IV, LLC                  Delaware                   None
ACME Subsidiary Holdings, LLC                     Delaware                   None
ACME Subsidiary Holdings III, LLC                 Delaware                   None
ACME Subsidiary Holdings II, LLC                  Delaware                   None
ACME Television of Florida, LLC                   Delaware                  Florida
ACME Television of Illinois, LLC                  Delaware                 Illinois
ACME Television of Michigan, LLC                  Delaware                 Michigan
ACME Television of New Mexico, LLC                Delaware                New Mexico
ACME Television of Ohio, LLC                      Delaware                   Ohio
ACME Television of Oregon, LLC                    Delaware                  Oregon
ACME Television of Tennessee, LLC                 Delaware                 Tennessee
ACME Television of Utah, LLC                      Delaware                   Utah
ACME Television of Wisconsin, LLC                 Delaware                 Wisconsin
ACME Television Licenses of Florida, LLC          Delaware                  Florida
ACME Television Licenses of Illinois, LLC         Delaware                 Illinois
ACME Television Licenses of New                   Delaware                New Mexico
Mexico, LLC

ENTITY                                       STATE OF FORMATION     FOREIGN QUALIFICATIONS
- ------                                       ------------------     ----------------------
ACME Television Licenses of Ohio, LLC             Delaware                   Ohio
ACME Television Licenses of Oregon, LLC           Delaware                  Oregon
ACME Television Licenses of Tennessee, LLC        Delaware                 Tennessee
ACME Television Licenses of Utah, LLC             Delaware                   Utah
ACME Television Licenses of Wisconsin, LLC        Delaware                 Wisconsin
ACME Intermediate Finance, Inc.                   Delaware                  [None]
ACME Finance Corp.                                Delaware                  [None]
Roberts Broadcasting of Salt Lake City,           Delaware                   Utah
LLC

ACME Television Holdings of Missouri, Inc.        Missouri                  [None]
ACME Television of Missouri, Inc.                 Missouri                  [None]
ACME Television Licenses of Missouri, LLC         Missouri                  [None]
ACME Communications Merger Subsidiary, LLC        Delaware                  [None]